UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 14, 2013

ARES COMMERCIAL REAL ESTATE CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	001-35517	45-3148087
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two North LaSalle Street, Suite 925, Chicago, IL	60602
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (312) 324-5900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On May 14, 2013, Ares Commercial Real Estate Corporation, a Maryland corporation (the”Registrant”), entered into a Purchase and Sale Agreement (the “Agreement”) with Alliant, Inc., a Florida corporation, and The Alliant Company, LLC, a Florida limited liability company (each a “Seller” and, collectively, the “Sellers”).  The Agreement provides that, upon the terms and subject to the conditions set forth therein, at the closing of the transaction, the Registrant will purchase from Sellers (the “Acquisition”) all of the outstanding common units of EF&A Funding, L.L.C., d/b/a Alliant Capital LLC, a Michigan limited liability company, which houses the Sellers’ multi-family residential mortgage loan origination and service business.  The Acquisition is expected to close during the second half of 2013, subject to the satisfaction or waiver of various closing conditions, as described below.

Alliant Capital LLC is a nationwide originator and servicer of multi-family residential mortgage loans, utilizing the platform of certain U.S. Government-sponsored entities, including the Federal National Mortgage Association (“Fannie Mae”), the Federal Housing Authority, the Government National Mortgage Association and the United States Department of Housing and Urban Development (“HUD”).

The Purchase Agreement provides that the Registrant will pay $52.9 million in cash, subject to certain adjustments, and issue 588,235 shares of its common stock (the “Shares”) in a private placement exempt from registration under Section 4(2) of the Securities Act of 1933, as consideration for the Acquisition.  The cash portion of the purchase price is subject to certain adjustments, including a working capital adjustment.  Additionally, the Registrant has agreed to pay the amount of origination fees and premiums (net of commissions and other related costs and expenses) received or to be received by Alliant Capital LLC with respect to certain specified HUD loans following the Closing.

Contemporaneously with the execution and delivery of the Agreement, the Registrant deposited $1 million in cash in escrow with Citibank, N.A., as escrow agent.  The Registrant may terminate the Agreement at any time on or prior to June 12, 2013 and obtain a refund of the $1 million deposit.  Thereafter, the deposit will be non-refundable except in certain specified circumstances.

The Purchase Agreement contains customary representations, warranties and covenants regarding the business and operations of Alliant Capital LLC.  Sellers have also agreed to a two-year non-competition and non-solicitation agreement, subject to certain customary exceptions.

The consummation of the transactions contemplated by the Agreement is subject to the receipt of all required consents and approvals of U.S. Government-sponsored entities and governmental entities.  The consummation of the transactions contemplated by the Agreement is also subject to the satisfaction of certain other conditions, including, among other things, a customary bringdown of representations and warranties and compliance with covenants, and that no material adverse effect with respect to Alliant Capital LLC shall have occurred prior to the initial outside termination date of the Agreement.

The Agreement provides for customary termination rights, including, among others, termination rights upon denial of certain required regulatory approvals or upon certain material breaches of representations, warranties or covenants.  The Agreement provides for a 120-day initial outside termination date, subject to a 60-day extension under certain circumstances.

The Agreement provides for indemnification with respect to amounts due and owing to Fannie Mae at settlement pursuant to Alliant Capital LLC’s loss sharing obligations with respect to certain specified mortgage loans originated and serviced by Alliant Capital LLC, subject to certain limitations.  The Agreement also provides for indemnification with respect to losses relating to breaches of representations and warranties and covenants, subject to certain limitations.

In connection with the Agreement, at the Closing, the Registrant has agreed to enter into a registration rights agreement with Sellers, pursuant to which Sellers will be granted certain customary registration rights.  Under the registration rights agreement, Sellers will also be subject to the following lock-up restrictions with respect to the Shares: (i) a lock-up with respect to all of the Shares for the six months following the closing of the Acquisition; (ii) a lock- up with respect to 50% of the Shares for the six to twelve months following the closing of the Acquisition and (iii) certain other customary lock-up restrictions with respect to underwritten offerings.

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement.
Please note that Alliant Capital, Ltd., which provides tax credit syndication for the financing and development of affordable housing, is not included in the Acquisition and will remain with the Sellers.

The Agreement has been included to provide investors and security holders with information regarding their terms. The Agreement is not intended to provide any other factual information about the Registrant, Alliant Capital LLC or Sellers.  The Agreement contains representations and warranties of the Registrant, Alliant Capital LLC and Sellers made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the contract among the Registrant, Alliant Capital LLC and Sellers and may be subject to important qualifications and limitations agreed to by the Registrant, Alliant Capital LLC and Sellers in connection with the negotiated terms.  Moreover, some of those representations and warranties may not be accurate or complete as of any specified date, may be subject to a contractual standard of materiality different from those generally applicable to shareholders or may have been used for purposes of allocating risk among the Registrant, Alliant Capital LLC and Sellers rather than establishing matters as facts.

In connection with the Acquisition, the board of directors of the Registrant approved the expansion of the Registrant’s investment guidelines to reflect the Acquisition, subject to the concurrent consummation of the Acquisition.

Item 3.02. Unregistered Sales of Equity Securities.

The information contained in “Item 1.01 — Entry into a Material Definitive Agreement” is incorporated herein by reference.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 14, 2012, the board of directors of the Registrant appointed Todd Schuster, 52, to join John B. Bartling, Jr., as the Registrant’s Co-Chief Executive Officers effective June 1, 2013.  As a result of Mr. Schuster’s appointment as Co-Chief Executive Officer, Mr. Schuster is no longer “independent” for the purpose of serving on the audit committee of the Registrant’s board of directors and, consequently, resigned from such committee.

Mr. Schuster is a member of the Registrant’s board of directors.  Mr. Schuster was the Founder, Chief Executive Officer and a member of the Board of Directors of CW Financial Services, serving from its inception in 1991 until 2009,  and in September 2002, led its merger with a subsidiary of the Caisse de depot et placement du Quebec, one of Canada’s largest pension fund managers. He also served as CW Financial Services’ Chief Executive Officer from its inception in 1991 until January 2009. CW Financial Services operated primarily through three subsidiaries: CWCapital, which provided financing to owners of multifamily and commercial real estate, CWCapital Investments, which provided high yielding commercial real estate debt opportunities to institutional investors, and CWCapital Asset Management, the nation’s second largest special servicer. Prior to founding CW Financial Services, Mr. Schuster was employed by Salomon Brothers and Bankers Trust in their respective Commercial Mortgage Finance units.  In addition, Mr. Schuster has served as an independent director to one of Alliant Capital LLC’s affiliates since 2011 and has provided consulting services, pursuant to a consulting agreement, to one of Alliant Capital LLC’s affiliates.

Item 7.01. Regulation FD Disclosure.

On May 15, 2013, the Registrant issued two press releases, included herewith as Exhibits 99.1 and 99.2 and by this reference incorporated herein.

The information disclosed under this Item 7.01, including Exhibits 99.1 and 99.2 hereto, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, and shall not be deemed incorporated by reference into any filing made under the Securities Act of 1933, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Purchase and Sale Agreement, among Alliant, Inc., a Florida corporation, The Alliant Company, LLC, a Florida limited liability company and Ares Commercial Real Estate Corporation.

99.1	Press Release of Ares Commercial Real Estate Corporation issued May 15, 2013.

99.2	Press Release of Ares Commercial Real Estate Corporation issued May 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARES COMMERCIAL REAL ESTATE CORPORATION

Date: May 15, 2013

	By:	/s/ John B. Bartling, Jr.
	Name:	John B. Bartling, Jr.
	Title:	Chief Executive Officer

Exhibit Index

2.1	Purchase and Sale Agreement, among Alliant, Inc., a Florida corporation, The Alliant Company, LLC, a Florida limited liability company and Ares Commercial Real Estate Corporation.

99.1	Press Release of Ares Commercial Real Estate Corporation issued May 15, 2013.

99.2	Press Release of Ares Commercial Real Estate Corporation issued May 15, 2013.